As filed with the Securities and Exchange Commission on June 22, 1998         Registration No.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               TRC COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                           06-0853807
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

      5 Waterside Crossing
           Windsor, CT                                           06095
(Address of principal executive offices)                       (Zip Code)

                               -------------------

                               TRC Companies, Inc.
                                Stock Option Plan
                            (Full title of the Plan)

                               -------------------

                              Harold C. Elston, Jr.
                       Senior Vice President and Treasurer
                               TRC Companies, Inc.
                              5 Waterside Crossing
                                Windsor, CT 06095
                                 (203) 289-8631
 (Name, address and telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

                                                     Proposed               Proposed
         Title of                                    Maximum                Maximum
         Securities            Amount                Offering               Aggregate             Amount of
         to be                 to be                 Price                  Offering              Registration
         Registered            Registered            Per Share (1)          Price (1)             Fee (1)
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
        Common Stock          500,000 shares           $4.41               $2,205,000              $650.48
       $.10 par value
          per share
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

(1) The purchase price for the Common Stock registered under the Plan is unknown. In accordance with Rule 457, the registration fee is calculated on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape on June 19, 1998.

                               TRC COMPANIES, INC.
                       STOCK OPTION PLAN FOR KEY EMPLOYEES

                               -------------------

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENTS

      The contents of Registration Statements No. 2-66247, 2-77690, 33-18771, 33-26748, 33-8810, 33-45169 and 33-84660 are incorporated herein by reference.

                               -------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

    Exhibit No.             Description                 Method of Filing

        24                Power of Attorney             Filed with this
                                                        Registration Statement

       24(a)              Consent of Independent        Filed with this
                          Accountants                   Registration Statement


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor and State of Connecticut on the 22nd day of June, 1998.

                               TRC COMPANIES, INC.



                               By:  s/s Harold C. Elston, Jr.
                                    -------------------------------------------
                                    Harold C. Elston, Jr.
                                    Senior Vice President and Treasurer
                                    (principal financial and accounting officer)